Exhibit 10.1

FIRST AMENDMENT TO THE
LABORATORY CORPORATION OF AMERICA HOLDINGS
MASTER SENIOR EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

Pursuant to resolutions adopted by the Board of Directors of Laboratory Corporation of America Holdings (the “Company”) in December 2009, Laboratory Corporation of America Holdings Master Senior Executive Change In Control Severance Plan (“Plan”) is hereby amended, effective January 1, 2010, as follows:

1.	Effective January 1, 2010, Section 5.2 of the Plan shall be amended by adding as the first two sentences to that Section the following:

This section shall apply only to Covered Employees who have been participants in the Plan on or before December 31, 2009. Covered Employees who become participants on or after January 1, 2010 shall not be entitled to a Gross-Up Payment as defined within this Section.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed as of the date first written above.

LABORATORY CORPORATION OF
AMERICA HOLDINGS

By: /S/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Title: Senior Vice President and Chief Legal
Officer